Exhibit 28 (n) (24) under Form N-1A

Exhibit 99 under Item 601/Reg. S-K

Class A Shares Exhibit

To

Multiple Class Plan

(Revised 03/01/19)

1.       SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of a portion of the applicable sales load (“dealer reallowance”)and a shareholder service fee. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Class A Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class A Shares
Sales Load	Up to 5.5% of the public offering price
Contingent Deferred Sales Charge ("CDSC")	0.00%
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class A Shares as described in Section 3 of the Plan

2.       CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Class A Shares that are not subject to a contingent deferred sales charge (“CDSC”) based upon the redemption of a “Large Ticket” purchase made within 24 months may be converted to any other Share Class within the same Fund, provided that shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable.
Exchange Privilege:	Class A Shares may be exchanged for Class A Shares of any other Fund

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.       EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)       BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Load as a Percentage of Public Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(B)       FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(C)       MODIFIED FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $250,000	1.00%
$250,000 or greater	0.00%

(D)       MONEY MARKET LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price

All purchases	0.00%

(E)       ULTRASHORT BOND LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $50,000	2.00%
$50,000 but less than $100,000	1.75%

$100,000 but less than $250,000	1.50%
$250,000 +	0.00%

(F)       "LARGE TICKET" PURCHASES

Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.

(G)       REDUCING OR ELIMINATING THE SALES LOAD

Contingent upon notification to the Fund’s principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:

•	Discounts achieved by combining concurrent purchases of and/or current investment in Class A, Class B, Class C, Class F, and Class R Shares, made or held by (or on behalf of) the investor, the investor’s spouse, and the investor’s children under age 21 (regardless of whether the purchases or investments are made or held directly or through an investment professional or through a single-participant retirement account); provided that such purchases and investments can be linked using tax identification numbers (TINs), social security numbers (SSNs), or Broker Identification Numbers (BINs); and
•	Letters of intent to purchase a certain amount of Class A Shares within a thirteen month period.

(H)       waiver of sales load

Continent upon notification to the Fund’s Transfer Agent, no sales load shall be assessed on purchases of Class A Shares made:

•	within 120 days of redeeming shares of an equal or greater amount;
•	through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive a dealer reallowance on purchases under such program;
•	with reinvested dividends or capital gains;
•	or Class A Shares, issued in connection with the merger, consolidation, or acquisition of the assets of another fund. Further, no sales load shall be assessed on purchases of Shares made by a shareholder that originally became a shareholder of a Federated Fund pursuant to the terms of an agreement and plan of reorganization which permits shareholders to acquire Shares at NAV provided that such Shares are held directly with the Fund’s transfer agent. If the Shares are held through a financial intermediary the sales charge waiver will not apply;
•	by Federated Life Members (Federated shareholders who originally were issued shares through the “Liberty Account”, which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account);

•	by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pensions or profit-sharing plans for the above persons; and
•	pursuant to the exchange privilege.

(I)       WAIVER OF CONTINGENT DEFFERED SALES CHARGE ON LARGE-TICKET PURCHASES

Contingent upon notification to the Fund’s principal underwriter or transfer agent, no CDSC will be imposed on redemptions.

•	following the death of the last surviving shareholder on the account, or the post-purchase disability of all registered shareholder(s), as defined in Section 72(m)(7) of the Internal Revenue Code.
•	due to the termination of a trust following the death of the trustor/grantor or beneficiary, provided that the trust document specifically states that the trust is terminated upon the death
•	representing minimum required distributions (“RMD”) from an Individual Retirement Account or other retirement plan as required under the Internal Revenue Code;
•	of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;
•	of Shares that were reinvested within 120 days of a previous redemption;
•	of Shares held by the Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;
•	of Shares originally purchased through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement, or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive an advanced commission on purchases under such program;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

(J)	SALES CHARGE WAIVERS FOR SHAREHOLDERS PURCHASING THROUGH CERTAIN FINANCIAL INTERMEDIARIES

i.	MERRILL LYNCH

Effective April 10, 2017, shareholders purchasing Fund shares through a Merrill Lynch platform or account will be eligible only for the following front-end sales charge waivers and shareholders redeeming Fund shares through a Merrill Lynch platform or account (regardless of purchase date) will be eligible only for the following contingent deferred, or back-end, sales charge (“CDSC”) waivers and discounts, which may differ from those listed in Sections H and I above.

Front-end Sales Load Waivers on Class A Shares available at Merrill Lynch

Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan
Shares purchased by or through a 529 Plan
Shares purchased through a Merrill Lynch affiliated investment advisory program

Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch’s platform
Shares of funds purchased through the Merrill Edge Self-Directed platform
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)
Shares exchanged from Class C (i.e. level-load) shares of the same fund in the month of or following the 10-year anniversary of the purchase date
Employees and registered representatives of Merrill Lynch or its affiliates and their family members
Directors or Trustees of the Fund, and employees of the Fund’s investment adviser or any of its affiliates, as described in the this prospectus
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement)

CDSC Waivers on A, B and C Shares available at Merrill Lynch

Death or disability of the shareholder
Shares sold as part of a systematic withdrawal plan as described in the Fund’s prospectus
Return of excess contributions from an IRA Account
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70½
Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch
Shares acquired through a right of reinstatement
Shares held in retirement brokerage accounts, that are converted to a lower cost share class due to transfer to a fee based account or platform (applicable to A and C shares only). CDSC applicable to shares converted for another class of shares through a fee based individual retirement account on the Merrill Lynch platform will be waived and Merrill Lynch will remit the portion of the payment to be made to the Distributor equal to the number of months remaining on the CDSC period divided by the total number of months of the CDSC period.
Front-end load Discounts Available at Merrill Lynch: Breakpoints, Rights of Accumulation & Letters of Intent

Breakpoints as described in this prospectus.
Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time

ii.	AMERIPRISE FINANCIAL

The following information applies to Class A shares purchases if you have an account with or otherwise purchase Fund shares through Ameriprise Financial:

Effective April 30, 2018, shareholders purchasing Fund shares through an Ameriprise Financial [platform or] account will be eligible for the following front-end sales charge waivers and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus:

•	Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.
•	Shares purchased through an Ameriprise Financial investment advisory program (if an Advisory or similar share class for such investment advisory program is not available).
•	Shares purchased by third party investment advisors on behalf of their advisory clients through Ameriprise Financial’s platform (if an Advisory or similar share class for such investment advisory program is not available).
•	Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same Fund (but not any other fund within the same fund family).
•	Shares exchanged from Class C shares of the same fund in the month of or following the 10-year anniversary of the purchase date. To the extent that this prospectus elsewhere provides for a waiver with respect to such shares following a shorter holding period, that waiver will apply to exchanges following such shorter period. To the extent that this prospectus elsewhere provides for a waiver with respect to exchanges of Class C shares for load waived shares, that waiver will also apply to such exchanges.
•	Employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members.
•	Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings Accounts, 401(k)s, 403(b) TSCAs subject to ERISA and defined benefit plans) that are held by a covered family member, defined as an Ameriprise financial advisor and/or the advisor’s spouse, advisor’s lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor’s lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant.
•	Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (i.e. Rights of Reinstatement).

iii.	MORGAN STANLEY SMITH BARNEY

Effective April 30, 2018, shareholders purchasing Fund shares through a Morgan Stanley Wealth Management transactional brokerage account will be eligible only for the following front-end sales charge waivers with respect to Class A shares, which may differ from and may be more limited than those disclosed elsewhere in this Fund’s Prospectus or SAI.

Front-end Sales Charge Waivers on Class A Shares available at Morgan Stanley Wealth Management

  Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans
  Morgan Stanley employee and employee-related accounts according to Morgan Stanley’s account linking rules
  Shares purchased through reinvestment of dividends and capital gains distributions when purchasing shares of the same fund
  Shares purchased through a Morgan Stanley self-directed brokerage account
  Class C (i.e., level-load) shares that are no longer subject to a contingent deferred sales charge and are exchanged to Class A shares of the same fund pursuant to Morgan Stanley Wealth Management’s intra-fund share class exchange program
  Shares purchased from the proceeds of redemptions within the same fund family, provided (i) the repurchase occurs within 90 days following the redemption, (ii) the redemption and purchase occur in the same account, and (iii) redeemed shares were subject to a front-end or deferred sales charge.

iv.	RAYMOND JAMES & ASSOCIATES, INC., Raymond James Financial Services & Raymond James affiliates (“Raymond James”)

Effective March 1, 2019, shareholders purchasing Fund shares through a Raymond James platform or account will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.

Front-end Sales Load Waivers on Class A Shares Available at Raymond James

•	Shares purchased through a Raymond James investment advisory program.
•	Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same Fund (but not any other fund within the fund family).
•	Employees and registered representatives of Raymond James or its affiliates and their family members as designated by Raymond James.
•	Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement).
•	A shareholder in the Fund’s Class C shares will have their shares automatically exchanged at net asset value to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the exchange is in line with the policies and procedures of Raymond James.

Front-end load discounts available at Raymond James: breakpoints, and/or rights of accumulation

•        Breakpoints as described in this prospectus.

•        Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Raymond James. Eligible fund family assets not held at Raymond James may be included in the rights of accumulation calculation only if the shareholder notifies his or her financial advisor about such assets.

4.       SPECIAL OFFER PROGRAM

[NOTE: The 30 month CDSC period connected with of this program expired in September of 2002]

During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program. Class A Shares purchased through this Special Offer were subject to a CDSC of 2.00% on redemptions which occurred within 30 months after the purchase, which amount was to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program could be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which were exchanged for Class A Shares of other Funds during the 30 month CDSC period incurred the CDSC fee upon redemption. However, no sales load was charged for such an exchange.

5.       REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Class A Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds
Offering Class A Shares

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.       CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Adviser Series
Federated Hermes Absolute Return Credit Fund	0.00%	None
Federated Hermes Global Equity Fund	0.00%	None
Federated Hermes Global Small Cap Fund	0.00%	None
Federated Hermes International Equity Fund	0.00%	None
Federated Hermes Unconstrained Credit Fund	0.00%	None
Federated Hermes SDG Engagement Equity Fund	0.00%	None
Federated MDT Large Cap Value Fund	0.00%	None
Federated Equity Funds
Federated Absolute Return Fund	0.05%	None
Federated Clover Small Value Fund	0.05%	None
Federated Global Strategic Value Dividend Fund	0.05%	None
Federated International Strategic Value Dividend Fund	0.05%	None
Federated Kaufmann Fund	0.25%	None
Federated Kaufmann Large Cap Fund	0.25%	None
Federated Kaufmann Small Cap Fund	0.25%	None
Federated MDT Mid-Cap Growth Fund	None	None
Federated Prudent Bear Fund	0.05%	None
Federated Strategic Value Dividend Fund	0.05%	None

Federated Equity Income Fund, Inc.	0.05%	None

Federated Global Allocation Fund	None	None

Federated High Yield Trust
Federated Equity Advantage Fund	0.05%	None

Federated Income Securities Trust
Federated Capital Income Fund	None	None
Federated Muni and Stock Advantage Fund	0.05%	None
Federated Real Return Bond Fund	0.05%	None

Federated MDT Series
Federated MDT All Cap Core Fund	0.05%	None
Federated MDT Balanced Fund	0.05%	None
Federated MDT Large Cap Growth Fund	0.05%	None
Federated MDT Small Cap Core Fund	0.05%	None
Federated MDT Small Cap Growth Fund	0.05%	None

Federated World Investment Series, Inc.
Federated International Leaders Fund	0.05%	None

Federated International Small-Mid Company Fund	0.25%	2% on shares redeemed or exchanged within 30 days of purchase

2. CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Fixed Income Securities, Inc.
Federated Strategic Income Fund	None	None

Federated Government Income Securities, Inc.	0.05%	None

Federated High Income Bond Fund, Inc.	None	2% on shares redeemed or exchanged within 90 days of purchase

Federated High Yield Trust
Federated High Yield Trust	0.05%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust
Federated Fund for U.S. Government Securities	None	None

Federated International Series, Inc.
Federated Global Total Return Bond fund (formerly Federated International Bond Fund)	0.25%	None

Federated Investment Series Funds, Inc.
Federated Bond Fund	0.05%	None

Federated Municipal Bond Fund, Inc.	None	None

Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund	0.05%	None
Federated Ohio Municipal Income Fund	0.05%	None
Federated Pennsylvania Municipal Income Fund	0.05%	None

Federated Total Return Series, Inc.
Federated Total Return Bond Fund	0.25%	None

Federated World Investment Series, Inc.
Federated Emerging Market Debt Fund	None	None

3. Class A Shares Subject to the MODIFIED FIXED INCOME Sales Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Income Securities Trust
Federated Short-Term Income Fund	0.25%	None

Federated Institutional Trust
Federated Short-Intermediate Total Return Bond Fund	0.10%	None

Federated Short-Intermediate Duration Municipal Trust	0.25%	None

4.      Class A Shares Subject to the Money Market Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Money Market Obligations Trust
Federated Government Reserves Fund	0.45%	None

5.      Class A Shares Subject to the Ultrashort Bond Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Fixed Income Securities, Inc.
Federated Municipal Ultrashort Fund	0.25%	None

Federated Income Securities Trust
Federated Floating Rate Strategic Income Fund	0.10%	None

Federated Institutional Trust
Federated Government Ultrashort Duration Fund	0.25%	None

Federated Total Return Series, Inc.
Federated Ultrashort Bond Fund	0.30%	None

6.       Class A Shares Not Participating in the Large Ticket Purchase Program

Multiple Class Company	Series
Federated Fixed Income Securities, Inc.	Federated Municipal Ultrashort Fund
Federated Income Securities Trust	Federated Short-Term Income Fund
Federated Floating Rate Strategic Income Fund
Federated Institutional Trust	Federated Government Ultrashort Duration Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund

Institutional/WEALTH Shares Exhibit

To

Multiple Class Plan

(REVISED 03/01/2019)

1.       Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional and Wealth Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a no-load platform, network or other fee-based program offered by a financial intermediary, for example, a wrap-account or retirement platform, where Federated has entered into an agreement with the intermediary;
•	A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;
•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	A Federated Fund;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	An investor (including a natural person) who owned Shares as of December 31, 2008;
•	Without regard to the initial investment minimum, an investor who acquired Institutional and/or Wealth Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and
•	Without regard to the initial investment minimum, in connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional and Wealth Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional and Wealth Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	As set forth in the attached Schedule
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional and/or Wealth Shares as described in Section 3 of the Plan

2.       Conversion and Exchange Privileges

For purposes of Rule 18f-3, Institutional and Wealth Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Shares may be converted into any other Share Class of the same Fund, provided that the shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable.
Exchange Privilege:	Institutional and/or Wealth Shares may be exchanged into any Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Shares of Federated Institutional Money Market Management, Federated Institutional Prime Obligations Fund, Federated Institutional Tax-Free Cash Trust, Federated Institutional Prime Value Obligations Fund, Class A Shares of Federated Government Reserves Fund and Class R Shares of any Fund, provided that the shareholder meets any shareholder eligibility and minimum initial investment requirements for the Shares to be purchased, (if applicable), both accounts have identical registrations, and the shareholder receives a prospectus for the fund in which the shareholder wishes to exchange.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.       REDEMPTION FEE.

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Institutional and/or Wealth Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Institutional and/or Wealth Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Institutional and/or Wealth Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Institutional and/or Wealth Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds
Offering institutional Shares

The Funds set forth on this Schedule each offer Institutional Shares on the terms set forth in the Institutional/-Wealth Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee

Federated Adjustable Rate Securities Fund	None	0.25%	None

Federated Adviser Series
Federated Hermes Absolute Return Credit Fund	0.00%	0.00%	None
Federated Hermes Global Equity Fund	None	0.00%	None
Federated Hermes Global Small Cap Fund	None	0.00%	None
Federated Hermes International Equity Fund	None	0.25%	None
Federated Hermes SDG Engagement Equity Fund	0.00%	0.00%	None
Federated Hermes Unconstrained Credit Fund	None	0.00%	None
Federated MDT Large Cap Value Fund	0.00%	0.25%	None

Federated Equity Funds:
Federated Absolute Return Fund	None	None	None
Federated Clover Small Value Fund	None	None	None
Federated Global Strategic Value Dividend Fund	None	None	None
Federated International Strategic Value Dividend Fund	None	None	None
Federated Kaufmann Fund	None	None	None
Federated Kaufmann Large Cap Fund	None	None	None
Federated Kaufmann Small Cap Fund	None	None	None
Federated MDT Mid-Cap Growth Fund	None	None	None
Federated Prudent Bear Fund	None	None	None
Federated Strategic Value Dividend Fund	None	None	None

Federated Equity Income Fund, Inc.	None	None	None

Federated Fixed Income Securities, Inc.:
Federated Municipal Ultrashort Fund	None	None	None
Federated Strategic Income Fund	None	None	None

Federated Global Allocation Fund)	None	None	None

Federated Government Income Trust	None	0.25%	None

Federated High Income Bond Fund	None	None	None

Federated High Yield Trust
Federated High Yield Trust	None	None	None
Federated Equity Advantage Fund	None	None	None

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee
Federated Income Securities Trust:
Federated Capital Income Fund	None	None	None
Federated Floating Rate Strategic Income Fund	None	None	None
Federated Intermediate Corporate Bond Fund	None	0.25%	None
Federated Muni and Stock Advantage Fund	None	None	None
Federated Real Return Bond Fund	None	0.25%	None
Federated Short-Term Income Fund	None	0.25%	None

Federated Index Trust:
Federated Max-Cap Index Fund	None	0.25%	None
Federated Mid-Cap Index Fund	None	None	None

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	None	None	None
Federated Short-Intermediate Total Return Bond Fund	None	None	None

Federated International Series, Inc.
Federated Global Total Return Bond Fund (formerly Federated International Bond Fund)	None	None	None

Federated Investment Series Fund, Inc.
Federated Bond Fund	None	None	None

Federated MDT Series:
Federated MDT All Cap Core Fund	None	None	None
Federated MDT Balanced Fund	None	None	None
Federated MDT Large Cap Growth Fund	None	None	None
Federated MDT Small Cap Core Fund	None	None	None
Federated MDT Small Cap Growth Fund	None	None	None

Federated Municipal Bond Fund, Inc.	None	None	None

Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund	None	None	None

Federated Short-Intermediate Duration Municipal Trust	None	0.25%	None

Federated Total Return Government Bond Fund	None	None	None

Federated Total Return Series, Inc.:
Federated Mortgage Fund	None	0.25%	None
Federated Total Return Bond Fund	None	None	None
Federated Ultrashort Bond Fund	None	0.25%	None

Federated U.S. Government Securities Fund: 1-3 Years	None	0.25%	None

Federated U.S. Government Securities Fund: 2-5 Years	None	0.25%	None
Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee

Federated World Investment Series, Inc.
Federated Emerging Market Debt Fund	None	None	None
Federated International Leaders Fund	None	None	None
Federated International Small-Mid Company Fund	None	None	2% on shares redeemed or exchanged within 90 days of purchase

Intermediate Municipal Trust:
Federated Intermediate Municipal Trust	None	0.25%	None

Money Market Obligations Trust:
Federated Government Obligations Fund	None	0.25%	None
Federated Government Obligations Tax-Managed Fund	None	0.25%	None
Federated Money Market Management	None	0.25%	None
Federated Institutional Prime Obligations Fund	None	0.25%	None
Federated Institutional Tax-Free Cash Trust	None	0.25%	None
Federated Treasury Obligations Fund	None	0.25%	None
Federated Trust for U.S. Treasury Obligations	None	None	None
Federated U.S. Treasury Cash Reserves	None	0.25%	None

Schedule of Funds
Offering WEALTH Shares

The Retail Money Market Funds set forth on this Schedule each offer Wealth Shares on the terms set forth in the Institutional/Wealth Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee

Money Market Obligations Trust:
Federated California Municipal Cash Trust	None	0.25%	None
Federated Massachusetts Municipal Cash Trust	None	0.25%	None
Federated Municipal Obligations Fund	None	0.25%	None
Federated New York Municipal Cash Trust	None	0.25%	None
Federated Pennsylvania Municipal Cash Trust	None	0.25%	None
Federated Prime Cash Obligations Fund	None	0.25%	None
Federated Tax-Free Obligations Fund	None	0.25%	None

CLASS R6 Shares Exhibit

To

Multiple Class Plan

(revised as of 03/01/2019)

1.       Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class R6 Shares will consist of:

(i)	sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”):

•	An investor participating in a no-load platform, network or other fee-based program offered by a financial intermediary, for example, a wrap account or retirement platform, where Federated has entered into an agreement with the intermediary;
•	A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;
•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	A Federated Fund;
•	An investor (including a natural person) who acquired R6 Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and
•	In connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

In connection with this arrangement, Class R6 Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated R6 Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	None
Redemption Fee	None
12b-1 Fee	None
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class R6 Shares.

2.       Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class R6 Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Shares may be converted into any other Share Class of the same Fund, provided that the shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable.
Exchange Privileges:	Class R6 Shares may be exchanged into any Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Shares of Federated Institutional Money Market Management, Federated Institutional Prime Obligations Fund, Federated Institutional Tax-Free Cash Trust, Federated Institutional Prime Value Obligations Fund, Class A Shares of Federated Government Reserves Fund and Class R Shares of any Fund, provided that the shareholder meets any shareholder eligibility and minimum initial investment requirements for the Shares to be purchased, (if applicable), both accounts have identical registrations, and the shareholder receives a prospectus for the fund in which the shareholder wishes to exchange.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

(schedule of funds listed on next page)

Schedule of Funds

Offering CLASS R6 Shares

The Funds set forth on this Schedule each offer Class R6 Shares on the terms set forth in the Class R6 Shares Exhibit to the Multiple Class Plan.

Multiple Class Company Series

Federated Adviser Series
Federated Hermes Absolute Return Credit Fund
Federated Hermes Global Equity Fund
Federated Hermes Global Small Cap Fund
Federated Hermes International Equity Fund
Federated Hermes SDG Engagement Equity Fund
Federate Hermes Unconstrained Credit Fund
Federated MDT Large Cap Value Fund

Federated Equity Funds
Federated Clover Small Value Fund
Federated Global Strategic Value Dividend Fund
Federated International Strategic Value Dividend Fund
Federated Kaufmann Large Cap Fund
Federated Kaufmann Small Cap Fund
Federated MDT Mid Cap Growth Fund
Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.
Federated Municipal Ultrashort Fund
Federated Strategic Income Fund

Federated Global Allocation Fund

Federated High Income Bond Fund

Federated High Yield Trust
Federated High Yield Trust

Federated Income Securities Trust
Federated Floating Rate Strategic Income Fund
Federated Short-Term Income Fund

Federated Index Trust
Federated Mid-Cap Index Fund

Federated Institutional Trust
Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund
Federated Short-Intermediate Total Return Bond Fund

Federated Investment Series Funds, Inc.
Federated Bond Fund

Federated MDT Series
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.
Federated Total Return Bond Fund
Federated Ultrashort Bond Fund

Federated World Investment Series, Inc.
Federated International Leaders Fund